UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington,	MA	01803-4238
(Address of principal executive offices and Zip Code)		(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a)    On June 4, 2020, CIRCOR International, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm.  The dismissal of PwC was approved by the Audit Committee of the Board of Directors of the Company.
The audit reports of PwC on the consolidated financial statements of the Company as of and for the years ended December 31, 2019 and December 31, 2018 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the emphasis of matter relating to the goodwill and an intangible asset impairment triggering event in the first quarter of 2020, which resulted in management performing an impairment evaluation of its goodwill in the first quarter of 2020.
During the Company's fiscal years ended December 31, 2019 and December 31, 2018 and the subsequent interim period through June 4, 2020, there were: (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years, and (ii) no reportable events, as described under Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses identified in the Company’s internal control over financial reporting related to (i) not maintaining a sufficient complement of corporate personnel with appropriate levels of accounting and controls knowledge and experience commensurate with the Company’s financial reporting requirements, (ii) not designing and maintaining effective controls to analyze, account for and review non-routine transactions at the corporate level, and (iii) not designing and maintaining effective controls over the preparation, review and approval of account reconciliations prepared at the corporate level and certain of the Company’s shared service locations, which was disclosed in Management’s Report on Internal Control over Financial Reporting in Item 9A of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Item 4 of the Form 10-Q for the quarterly period ended March 29, 2020.
The Company provided PwC with a copy of the disclosure it is making in this Current Report on Form 8-K and requested from PwC a letter addressed to the Securities and Exchange Commission indicating whether or not PwC agrees with such disclosures and if not, stating the respects in which it does not agree.  A copy of PwC’s letter dated June 5, 2020 is attached as Exhibit 16.1 to this Current Report on Form 8-K.
(b)    The Audit Committee of the Board of Directors of the Company recently completed a competitive process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.  On June 4, 2020, the Company engaged Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, effective immediately.  The engagement of EY was approved by the Audit Committee of the Board of Directors of the Company.
During the fiscal years ended December 31, 2019 and December 31, 2018 and the subsequent interim period through June 4, 2020, neither the Company nor anyone on the Company's behalf consulted EY regarding any of the matters referred to in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Item 9.01 Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated June 5, 2020.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.

June 5, 2020	/s/ Abhi Khandelwal
Abhi Khandelwal
Senior Vice President and Chief Financial Officer